Invest With Confidence
T. Rowe Price (LOGO)
_________________________________________________________________
T. Rowe Price Funds, 100 East Pratt Street, Baltimore, Maryland
21202



                          SECOND REQUEST
                          VERY IMPORTANT

                 Please send in your proxy today!


You are urged to date and sign the enclosed proxy and return it promptly. This will help save the expense of another follow-up request to shareholders who have not responded.

Even if you have closed your Fund account, you are still entitled to vote the Fund shares owned by you as of the proxy record date.

If you have already returned your proxy, thank you very much, and you may disregard this notice.

We appreciate your cooperation.